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                                                                   EXHIBIT 23.5


                        CONSENT OF BAIRD, KURTZ & DOBSON


         As independent public accountants, we hereby consent to the use of our audit report respecting the financial statements of Tri-Star Industrial Supply, Inc., at and for the years ended September 30, 1996 and 1995, included in Industrial Distribution Group, Inc.'s Registration Statement on Form S-1 dated May 5, 1998 and to the references to our firm in such registration statement.



                                    /s/ Baird, Kurtz & Dobson

St. Louis, Missouri
May 5, 1998